Exhibit 4.2

NUMBER

UNITS

U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [●]

INSURANCE INCOME STRATEGIES LTD.

UNITS CONSISTING OF ONE COMMON SHARE, ONE CLASS A WARRANT AND ONE CLASS B WARRANT,

EACH CLASS A WARRANT AND EACH CLASS B WARRANT ENTITLING THE HOLDER TO PURCHASE ONE COMMON SHARE

THIS CERTIFIES THAT                      is the owner of                      Units of Insurance Income Strategies Ltd., a Bermuda exempted company (the “Company”), transferrable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Each Unit (“Unit”) consists of one (1) common share, par value $0.001 per share, of the Company (the “Common Shares”), one (1) Class A Warrant of the Company (the “Class A Warrants”) and one (1) Class B Warrant of the Company (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”). Each Class A Warrant entitles the holder to purchase one Common Share (subject to adjustment) for $10.00 per share (subject to adjustment). Each Class B Warrant entitles the holder to purchase one Common Share (subject to adjustment) for $11.00 per share (subject to adjustment). Each Class A Warrant will become immediately exercisable upon the closing of the Company’s initial public offering and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Company completes its initial public offering, or earlier upon redemption. Each Class B Warrant will become immediately exercisable upon the closing of the Company’s initial public offering and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is seven (7) years after the date on which the Company completes its initial public offering, or earlier upon redemption. The Common Shares and Warrants comprising the Units represented by this certificate are not transferable separately prior to 45 days after the completion of the Company’s initial public offering unless Joseph Gunnar & Co., LLC elects to allow separate trading earlier by issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of                      , 2018, between the Company and V Stock Transfer, LLC, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 18 Lafayette Place, Woodmere, New York 11598, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

Witness the facsimile signature of a duly authorized signatory of the Company.

Authorized Signatory

Transfer Agent

Insurance Income Strategies Ltd.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	___________ Custodian ___________
(Cust) (Minor)
TEN ENT	—	as tenants by the entireties
Under Uniform Gifts to Minors Act
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			_____________________________ (State)

Additional abbreviations may also be used though not in the above list.

For value received,                      hereby sell, assign and transfer unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).